UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.     )

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/_/	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

/_/	Definitive Proxy Statement

/_/	Definitive Additional Materials

/_/	Soliciting Material Pursuant to §240.14a-12

DWS RREEF REAL ESTATE FUND II, INC.

(Name of Registrant as Specified In Its Charter)

 ______________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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345 Park Avenue
New York, New York 10154
(800) 349-4281

October [ ], 2009

DWS RREEF Real Estate Fund II, Inc.

To the Stockholders:

The Annual Meeting of Stockholders of DWS RREEF Real Estate Fund II, Inc. (the “Fund”) is to be held at 11:00 a.m., Eastern time, on Monday, December 7, 2009 at the New York Marriott East Side, 525 Lexington Avenue, New York, New York 10017. Stockholders who are unable to attend the meeting of the Fund are strongly encouraged to vote by proxy, which is customary in corporate meetings of this kind. A Notice of Annual Meeting of Stockholders, a Proxy Statement regarding the Annual Meeting, a proxy card for your vote at the Annual Meeting and a postage prepaid envelope in which to return your proxy are enclosed. You may instead choose to vote by touch-tone telephone or through the Internet, as explained on your proxy cards.

At the Annual Meeting, the stockholders of the Fund will (i) elect the Fund’s Directors and (ii) consider and act upon a proposal recommended by the Directors to liquidate all the assets of the Fund and dissolve the Fund, as set forth in the Plan of Liquidation and Dissolution (the “Plan”) adopted by the Board of Directors of the Fund (the “Board”), as set forth in the Notice of Annual Meeting of Stockholders and as explained in the Proxy Statement. There will also be an opportunity to discuss matters of interest to you as a stockholder. The Fund’s Directors recommend that you vote in favor of their nominees for Director and that you vote for approval of the liquidation and dissolution of the Fund.

In formulating its recommendations, the Board considered the significant losses in your Fund’s portfolio during the second half of 2008 and the first quarter of 2009, which have dramatically reduced the size of the Fund and caused the operating costs to become a larger burden on stockholders. At a May 2009 special meeting of your Fund’s stockholders, the Board recommended a proposal to liquidate the Fund, and the proposal received substantial shareholder support, though it did not receive the number of votes legally required for approval. Since that time, the Board has maintained an active role in monitoring and addressing the situation, and has successfully negotiated a significant reduction in the management fee paid by your Fund. While Fund performance has rebounded significantly in the second and third quarters of 2009, and the Fund appears well positioned to continue to operate, the Board believes that stockholders should consider liquidation of the Fund again as an attractive solution for providing them with net asset value for their shares.

Your vote is very important to us. Thank you for your response and for your continued investment.

Respectfully,

Paul K. Freeman

Chairman of the Board of Directors

STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND THE ANNUAL MEETING FOR THE FUND ARE URGED TO SIGN THE ENCLOSED PROXY CARD (UNLESS AUTHORIZING THEIR PROXIES BY TOUCH-TONE TELEPHONE OR THROUGH THE INTERNET) AND MAIL IT IN THE ENCLOSED POSTAGE PREPAID ENVELOPE SO AS TO ENSURE A QUORUM AT THE ANNUAL MEETING. THIS IS IMPORTANT WHETHER YOU OWN FEW OR MANY SHARES.

DWS RREEF Real Estate Fund II, Inc.

Notice Of Annual Meeting of Stockholders

Please take notice that the Annual Meeting of Stockholders of DWS RREEF Real Estate Fund II, Inc., a Maryland corporation (the “Fund”) (the “Meeting”), will be held at the New York Marriott East Side, 525 Lexington Avenue, New York, New York 10017, on Monday, December 7, 2009 at 11:00 a.m., Eastern time, for the following purposes:

ELECTION OF DIRECTORS

Item
1

To consider and vote upon the election of Mr. Kenneth C. Froewiss as a Class III Director of the Fund, to hold office for a term of three years and until his successor has been duly elected and qualifies. (To be voted on by holders of the Fund’s preferred stock only).

2

To consider and vote upon the election of Ms. Rebecca W. Rimel, Messrs. William McClayton and William N. Searcy, Jr. as Class III Directors of the Fund, each to hold office for a term of three years and until her or his respective successor has been duly elected and qualifies.

LIQUIDATION

Item
3	To consider and vote upon the liquidation and dissolution of the Fund pursuant to a Plan of Liquidation and Dissolution.

OTHER MATTERS

Item
4	To consider and vote upon such other matters as may properly come before the Meeting and any adjournment(s) or postponement(s) thereof.

Except as specifically noted above, all stockholders of the Fund will vote together as a single class on the matters presented for a vote at the Meeting.

The appointed proxies will vote in their discretion on any other business as may properly come before the Annual Meeting or any postponement(s) or adjournment(s) thereof. Holders of record of shares of the Fund at the close of business on October 16, 2009 are entitled to vote at the Annual Meeting of the Fund and any postponement(s) or adjournment(s) thereof.

By order of the Board of Directors,

(-s- John Millette)

John Millette,

                                                                                                                                          Secretary

October [	], 2009

IMPORTANT — We urge you to sign and date the enclosed proxy card (unless you are authorizing your proxy by touch-tone telephone or through the Internet) and return it in the enclosed addressed envelope which requires no postage and is intended for your convenience. Your prompt return of the enclosed proxy card(s) may save the Fund the necessity and expense of further solicitations to ensure a quorum at the Annual Meeting. Instructions for signing the proxy card are listed in Appendix A of this proxy statement. Alternatively, you can authorize your proxy by touch-tone telephone or through the Internet by following the directions on the enclosed proxy card(s). If you can attend the Annual Meeting and wish to vote your shares in person at that time, you will be able to do so.

DWS RREEF Real Estate Fund II, Inc.

PROXY STATEMENT

Important Notice Regarding Availability for Proxy Materials for the Stockholder Meeting to Be Held on December 7, 2009. This proxy statement is available at www.envisionreports.com/rreef.

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of DWS RREEF Real Estate Fund II, Inc., a Maryland corporation (the “Fund”), for use at the Annual Meeting of Stockholders of the Fund, to be held at the New York Marriott East Side, 525 Lexington Avenue, New York, New York 10017, on Monday, December 7, 2009 at 11:00 a.m., Eastern time, and at any postponement(s) or adjournment(s) thereof (the “Meeting”).

This Proxy Statement, the Notice of Annual Meeting of Stockholders and the enclosed proxy card are first being mailed to stockholders on or about October [ ], 2009, or as soon as practicable thereafter. Any stockholder giving a proxy has the power to revoke it 1) in person at the Meeting or 2) by submitting a notice of revocation by mail (addressed to the Secretary of the Fund at One Beacon Street, Boston, Massachusetts 02108). Any stockholder giving a proxy may also revoke it by executing or authorizing a later-dated proxy by mail, touch-tone telephone or via the Internet. All properly executed proxies received in time for the Meeting will be voted as specified in the proxy or, if no specification is made, in accordance with the Board’s recommendations as stated in the Proxy Statement. Also, all votes entitled to be cast will be cast in the proxies’ discretion on any other matters as may properly come before the Meeting.

Holders of the Fund’s preferred stock will vote as a separate class on Item 1. Holders of the Fund’s preferred stock and common stock will vote together as a single class on Items 2 and 3.

ITEMS 1 and 2: ELECTION OF DIRECTORS

Persons named as proxies on the accompanying proxy card intend, in the absence of contrary instructions with respect to the holders of common stock and, as applicable, preferred stock of the Fund, to vote all proxies “FOR” the election of (i) the nominee indicated in Item 1 and listed in “Information Concerning Nominees” as a Class III Director of the Fund, and (ii) the three nominees indicated in Item 2 and listed in “Information Concerning Nominees” as Class III Directors of the Fund. If elected, Ms. Rimel and Messrs. Froewiss, McClayton and Searcy will each serve for a term of three years on the Board of the Fund and until their respective successors have been duly elected and qualify or until they sooner retire, resign or are removed from office.

All nominees have consented to stand for election and to serve if elected. If any such nominee should be unable to serve, an event not now anticipated, the proxies will be voted for such person, if any, as shall be designated by the Board of Directors of the Fund to replace any such nominee.

Information Concerning Nominees

The following table sets forth certain information concerning each of the nominees for Director of the Fund. Each of Ms. Rimel and Messrs. Froewiss, McClayton and Searcy is now a Director of the Fund and of other DWS funds managed by Deutsche Investment Management Americas Inc. (“DIMA” or the “Investment Manager”). Unless otherwise noted, each of the nominees has engaged in the principal occupation listed in the following table for the past five years, but not necessarily in the same capacity. For election of Directors at the Meeting, the Board of Directors has approved the nomination of the individuals listed in the following table.

Independent Directors/Nominees*

Name and Year of Birth(1)	Business Experience and Directorships During the Past 5 Years	Position with the Fund and Length of Time Served, Term of Office Nominated for, and Number of DWS Funds Overseen or to be Overseen by Director/Nominee
Kenneth C. Froewiss (1945)

Adjunct Professor of Finance, NYU Stern School of Business (September 2009-present; Clinical Professor from 1997-September 2009); Member, Finance Committee, Association for Asian Studies (2002-present); Director, Mitsui Sumitomo Insurance Group (US) (2004-present); prior thereto, Managing Director, J.P. Morgan (investment banking firm) (until 1996)

Board Member since 2006; Term: Class III Director of the Fund until 2012; Number of Funds Overseen: 125.
William McClayton (1944)

Managing Director, Diamond Management & Technology Consultants, Inc. (global management consulting firm) (2001-present); Directorship: Board of Managers, YMCA of Metropolitan Chicago; formerly, Senior Partner, Arthur Andersen LLP (accounting) (1966-2001); Trustee, Ravinia Festival

Board Member since 2008; Term: Class III Director of the Fund until 2012;Number of Funds Overseen: 125.
Rebecca W. Rimel (1951)

President and Chief Executive Officer, The Pew Charitable Trusts (charitable organization) (1994 to present); Trustee, Thomas Jefferson Foundation (charitable organization) (1994 to present); Trustee, Executive Committee, Philadelphia Chamber of Commerce (2001- 2007); Trustee, Pro Publica (charitable organization) (2007 to present). Formerly, Executive Vice President, The Glenmede Trust Company (investment trust and wealth management) (1983-2004); Board Member, Investor Education (charitable organization) (2004-2005); Director, Viasys Health Care (January 2007-June 2007)

Board Member since 2003; Term: Class III Director of the Fund until 2012; Number of Funds Overseen: 125.
William N. Searcy, Jr. (1946)

Private investor since October 2003; Trustee of 20 open-end mutual funds managed by Sun Capital Advisers, Inc. (since October 1998). Formerly, Pension & Savings Trust Officer, Sprint Corporation (telecommunications) (November 1989-September 2003)

Board Member since 2003; Term: Class III Director of the Fund until 2012; Number of Funds Overseen: 125.

_____________

*	Director or Nominee for Director who is not an “interested” person of the Fund, as defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended (the “1940 Act”).

(1)	The mailing address of each Director Nominee is c/o Dawn-Marie Driscoll, P.O. Box 100176, Cape Coral, FL 33904.

Information Concerning Continuing Directors

The Board of Directors of the Fund is divided into three classes. The terms of Class I and Class II Directors do not expire this year. The following table sets forth certain information regarding the Directors in such classes. Unless otherwise noted, each Director has engaged in the principal occupation listed in the following table for the past five years, but not necessarily in the same capacity.

Independent Directors*

Name and Year of Birth(1)	Business Experience and Directorships During the Past 5 Years	Position with the Fund and Length of Time Served, Number of DWS Funds Overseen by Director
John W. Ballantine (1946)

Retired; formerly, Executive Vice President and Chief Risk Management Officer, First Chicago NBD Corporation/The First National Bank of Chicago (1996-1998); Executive Vice President and Head of International Banking (1995-1996). Directorships: Healthways Inc. (provider of disease and care management services); Portland General Electric (utility company); Stockwell Capital Investments PLC (private equity); former Directorships: First Oak Brook Bancshares, Inc. and Oak Brook Bank

Board Member since 2008; Number of Funds Overseen: 125.
Henry P. Becton, Jr. (1943)

Vice Chair, WGBH Educational Foundation. Directorships: Association of Public Television Stations; Becton Dickinson and Company (medical technology company); Belo Corporation (media company); Boston Museum of Science; Public Radio International; PRX, The Public Radio Exchange; The PBS Foundation. Former Directorships: American Public Television; Concord Academy; New England Aquarium; Mass. Corporation for Educational Telecommunications; Committee for Economic Development; Public Broadcasting Service

Board Member since 2007; Number of Funds Overseen: 125.
Dawn-Marie Driscoll (1946)

President, Driscoll Associates (consulting firm); Executive Fellow, Center for Business Ethics, Bentley University; formerly, Partner, Palmer & Dodge (1988-1990); Vice President of Corporate Affairs and General Counsel, Filene’s (1978-1988). Directorships: Trustee of 20 open-end mutual funds managed by Sun Capital Advisers, Inc. (since 2007); Director of ICI Mutual Insurance Company (since 2007); Advisory Board, Center for Business Ethics, Bentley University; Trustee, Southwest Florida Community Foundation (charitable organization); Former Directorships: Investment Company Institute (audit, executive, nominating committees) and Independent Directors Council (governance, executive committees)

Board Member since 2006; Number of Funds Overseen: 125.
Keith R. Fox (1954)

Managing General Partner, Exeter Capital Partners (a series of private equity funds). Directorships: Progressive Holding Corporation (kitchen goods importer and distributor); Natural History, Inc. (magazine publisher); Box Top Media Inc. (advertising); The Kennel Shop (retailer)

Board Member since 2006; Number of Funds Overseen: 125.
Paul K. Freeman (1950)

Consultant, World Bank/Inter-American Development Bank; Governing Council of the Independent Directors Council (governance, executive committees); formerly, Project Leader, International Institute for Applied Systems Analysis (1998-2001); Chief Executive Officer, The Eric Group, Inc. (environmental insurance) (1986-1998)

Board Member since 2008, Chairperson since 2009; Number of Funds Overseen: 125.

Richard J. Herring (1946)

Jacob Safra Professor of International Banking and Professor, Finance Department, The Wharton School, University of Pennsylvania (since July 1972); Co-Director, Wharton Financial Institutions Center (since July 2000); Director, Japan Equity Fund, Inc. (since September 2007), Thai Capital Fund, Inc. (since September 2007), Singapore Fund, Inc. (since September 2007). Formerly, Vice Dean and Director, Wharton Undergraduate Division (July 1995-June 2000); Director, Lauder Institute of International Management Studies (July 2000-June 2006)

Board Member since 2003; Number of Funds Overseen: 125.
Jean Gleason Stromberg (1943)

Retired. Formerly, Consultant (1997-2001); Director, US Government Accountability Office (1996-1997); Partner, Fulbright & Jaworski, L.L.P. (law firm) (1978-1996). Directorships: The William and Flora Hewlett Foundation; Business Leadership Council, Wellesley College. Former Directorships: Service Source, Inc., Mutual Fund Directors Forum (2002-2004), American Bar Retirement Association (funding vehicle for retirement plans) (1987-1990 and 1994-1996)

Board Member since 2006; Number of Funds Overseen: 125.
Robert H. Wadsworth (1940)	President, Robert H. Wadsworth & Associates, Inc. (consulting firm) (1983 to present); Director, The Phoenix Boys Choir Association	Board Member since 2003; Number of Funds Overseen: 128.

Interested Director/Nominee**

Name and Year of Birth(1)	Business Experience and Directorships During the Past 5 Years	Position with the Fund and Length of Time Served and Number of DWS Funds Overseen by Director
Axel Schwarzer (1958)

Managing Director, Deutsche Asset Management; Head of Deutsche Asset Management Americas; CEO of DWS Investments; Vice Chairman of Deutsche Asset Management and Member of the Management Board of DWS Investments, responsible for Global Relationship Management; formerly, board member of DWS Investments, Germany (1999-2005); Head of Sales and Product Management for the Retail and Private Banking Division of Deutsche Bank in Germany (1997-1999); various strategic and operational positions for Deutsche Bank Germany Retail and Private Banking Division in the field of investment funds, tax driven instruments and asset management for corporates (1989-1996)

Board Member since 2007; Number of Funds Overseen: 125.

_____________

*	Director who is not an “interested” person of the Fund, as defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended (the “1940 Act”).

**	Mr. Schwarzer is a senior executive officer of Deutsche Asset Management and is an “interested person” of the Fund, as defined in Section 2(a)(19) of the 1940 Act.

(1)

Unless otherwise indicated, the mailing address of each Director is c/o Dawn-Marie Driscoll, P.O. Box 100176, Cape Coral, FL 33904. The mailing address of Axel Schwarzer is c/o DWS Investment GmbH, Mainzer Landstrasse 178-190, Floor 5C, 60327, Frankfurt am Main, Germany.

As reported to the Fund, Exhibit A to this Proxy Statement sets forth dollar range of securities beneficially owned and the amount of shares beneficially owned by the Board Members and Nominees in the Fund as of October 16, 2009.

Under the Board Governance Policies, the Board has established the expectation that within three years of becoming a Board Member, a Board Member will have invested in the aggregate at least $200,000 in the DWS funds.

Required Vote; Recommendation of the Board of Directors

The election of a Class III Director under Item 1 requires the affirmative vote of the holders of a majority of the Fund’s shares of preferred stock outstanding and entitled to vote thereon, voting separately as a class. The election of a Class III Director under Item 2 requires the affirmative vote of the holders of a majority of the Fund’s shares of common stock and preferred stock outstanding and entitled to vote thereon, voting together as a single class. With respect to each of Items 1 and 2, abstentions and broker non-votes, if any, will have the effect of votes against the applicable nominee(s). The Board of Directors of the Fund recommends that stockholders vote “FOR” its nominees.

ITEM 3: APPROVAL OF LIQUIDATION AND DISSOLUTION

Following a comprehensive review of the Fund’s prospects in early 2009, the Board presented a recommendation that stockholders approve the liquidation of the Fund. At the time it approved that recommendation in March 2009, the Board identified a number of benefits that a liquidation would have for common stockholders, including: realizing the current net asset value of their investment, thereby eliminating the impact of the current trading discount; realizing a tax loss that they could use to offset other market gains; avoiding potentially higher operating costs associated with the reduced size of the Fund; and having the opportunity to reinvest in another real estate investment vehicle of their choosing. In advance of the May 20, 2009 Special Meeting of the Fund’s Stockholders, the Board adopted a stockholder rights plan (sometimes called a “poison pill”) to block a dissident stockholder advised by Stewart Horejsi, known as the Susan L. Ciciora Trust (the “Horejsi group”), from acquiring additional shares of the Fund, however the Horejsi group, whose goal at the time was to ultimately take control of the Fund, used its already significant position in the Fund to oppose the Board’s liquidation proposal. The liquidation proposal failed to gain the votes legally required for approval, despite significant stockholder support. Excluding the Horejsi group, stockholders supported the Plan by roughly a 3-to-1 margin.

Since the May 2009 stockholder meeting, the Board has actively monitored and sought to address the Fund’s predicament. Significant losses in your Fund’s portfolio during the second half of 2008 and the first quarter of 2009 have dramatically reduced the size of the Fund and caused the operating costs to become a larger burden on stockholders. Effective September 1, 2009, the Board successfully negotiated a reduction in the management fee paid by your Fund from 0.85% of the Fund’s average daily total managed assets to 0.55%, though this reduction has not fully offset the increase in other expenses of the Fund. The Board adopted a second stockholder rights plan in August so that the Fund’s long-term stockholders would be better able to determine the future of the Fund at the Meeting without the increasing influence of the Horejsi group. Then in a September regulatory filing, the Horejsi group stated that is had reduced its holdings in the Fund, it intends to sell its entire position in the Fund, it does not intend to acquire additional shares of the Fund and it does not intend to pursue its previously announced proposals related to the operation of the Fund. After considering the Horejsi group’s September announcement, the Board decided to terminate the Fund’s second stockholder rights plan effective October 1, 2009. Fund performance rebounded significantly in the middle part of 2009, with net returns of 37.04% and 41.89% in the second and third quarters, respectively, and the Board believes the Fund is reasonably well positioned to continue to operate in accordance with its stated objective and policies.

Nevertheless, by voting for the proposed liquidation at the May special meeting, many stockholders expressed a preference for liquidating their investment at net asset value. In light of the small size of the Fund and the significant discount in the trading price of the Fund’s shares, the Board believes that stockholders should have another opportunity to vote on the liquidation. Accordingly, the

Board is recommending that stockholders support a liquidation proposal at the upcoming Meeting. The Board continues to believe that liquidation is the best available option for maximizing stockholder value and treating all stockholders equally, but recognizes that this is ultimately a decision to be made by stockholders.

At a meeting on September 11, 2009, after careful deliberation, the Board determined that the liquidation and dissolution of the Fund pursuant to the Plan of Liquidation and Dissolution attached to this Proxy Statement as Exhibit B (the “Plan”) is in the best interests of stockholders and unanimously adopted, advised and approved the Plan, subject to approval of the Fund’s stockholders.

Specific factors considered by the Board in determining to recommend approval of the Plan, which build upon the deliberations outlined above, include the following:

•

Asset Levels. The Board considered the dramatic reduction in asset levels of the Fund over the past year. During the twelve month period ended July 31, 2009, the Fund’s net assets (i.e., assets attributable to the Fund’s common stock) decreased from a high of $517,894,957 on August 11, 2008 to $16,849,280 on March 9, 2009. In addition, in order to meet applicable asset coverage requirements, the Fund was required to sell a substantial portion of its investment portfolio to fund partial redemptions of its preferred stock. Between November 13, 2008 and March 30, 2009, the Fund redeemed approximately 96% of its preferred stock.

•

Expense Ratio. The Board considered that, as a result of its reduced size, the Fund has experienced increasing expense ratios. For the fiscal years ending December 31, 2007 and 2008, the Fund’s expense ratios were 1.07% and 1.48%, respectively. These expense ratios are based on the average daily net assets of the Fund during the applicable year. If the Fund’s net assets remain at their current level ($32,020,419 on July 31, 2009), and even taking into account a reduction in the Fund’s management fee from 0.85% to 0.55% effective September 1, 2009, DIMA has estimated the Fund’s expense ratio going forward would be 2.43%.

•

Trading Discount. The Fund has been trading at a significant discount to net asset value. On August 14, 2009 (the day prior to the Fund’s public announcement of the liquidation to be voted on at the Meeting), the Fund’s trading discount stood at -27.08%. In contrast, on August 30, 2008, the Fund’s trading discount was -7.78%. As of September 30, 2009, the trading discount stood at -17.14%. Upon liquidation, common stockholders would receive cash equal to the net asset value of their shares, which would allow common stockholders to realize the value of the Fund’s discount.

•

Alternatives. Various alternatives to liquidation and dissolution, including mergers with other funds, converting the Fund to an open-end fund and continuing to operate as a stand-alone, leveraged closed-end fund. After consideration, the Board determined merging the Fund or converting it to an open-end fund to be impractical alternatives.

•	Preferred Stockholder Liquidity. Preferred stockholders would be provided with liquidity that is not currently available due to stalled preferred share auctions.

•

Tax Considerations. The federal income tax consequences of the Plan on the Fund and its stockholders, including that most longer-term stockholders may well realize significant capital losses, which could be used to offset capital gains (either in the current tax year or in the future).

•

Expenses of Liquidation. In reaching its conclusions, the Board considered the anticipated expenses associated with a liquidation, including transaction costs and potential loss of value, that may be incurred in the sale of the Fund’s assets.

Required Vote; Recommendation of the Board of Directors

The approval of the liquidation and dissolution of the Fund pursuant to the Plan under Item 3 requires the affirmative vote of the holders of a majority of the Fund’s shares of common stock and preferred stock outstanding and entitled to vote thereon, voting together as a single class. Abstentions and broker non-votes will have the effect of votes against the Plan. The Board of Directors of the Fund recommends that Fund stockholders vote “FOR” approval of the liquidation and dissolution of the Fund pursuant to the Plan.

Description of Plan of Liquidation and Distribution

The following description does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the Plan, which is attached hereto as Exhibit B. Stockholders are urged to read the Plan in its entirety.

Effective Date of the Plan and Cessation of the Fund’s Activities as an Investment Company. The Plan will become effective for the Fund upon its adoption and approval by the holders of the requisite number of the outstanding shares of the Fund (the “Effective Date”). After the Effective Date, the Board, acting either as a whole or through a specially designated committee of the Board, will determine a “Cessation Date” after which the Fund will cease its business as an investment company and will not engage in any business activities except for the purpose of winding up its business affairs, preserving the value of its assets, discharging and/or making reasonable provisions for the payment of the Fund’s liabilities, distributing its remaining assets to common and preferred stockholders, and doing all other acts required to liquidate and wind up its business and affairs. In no event may the Cessation Date occur later than December 31, 2010. (Plan, Sections 1 and 2.)

The Plan would not require any change in the Fund’s investment program upon the Effective Date, as the Cessation Date is the first time when the Fund would begin to wind up its affairs. However, after the Effective Date and prior to the Cessation Date, the Fund may adjust its portfolio to include more liquid assets, as may be deemed appropriate by the Fund’s investment adviser. During this time, the Fund may, but is not required to, commence the sale of portfolio securities and the investment of the proceeds of such sales in investment grade short-term debt securities denominated in U.S. dollars, U.S. cash or U.S. cash equivalents. Following the Cessation Date, the Fund will convert any remaining portfolio securities to U.S. cash or U.S. cash equivalents. (Plan, Section 5.)

Payment of Debts. Prior to any payments to stockholders, the Fund may retain, set aside in a reserve fund or otherwise provide for an amount necessary to discharge any unpaid liabilities on the Fund’s books and to discharge such contingent or unascertained liabilities as the Board shall reasonably deem to exist against the assets of the Fund (collectively, the “Liabilities”). (Plan, Section 6.)

On September 14, 2009, the Fund announced that it had received notice that it had been named as a defendant, along with the Investment Manager, the Subadviser and certain Fund officers, in a class action lawsuit filed in the Southern District of New York on behalf of certain Fund stockholders, alleging various securities law disclosure violations. The Fund intends to defend the lawsuit vigorously. Although there is no certainty as to whether or how the pending litigation might affect the Plan, it is possible that implementation of the Plan, if approved by stockholders, could be delayed or otherwise affected by this litigation.

Liquidation Preference for Preferred Stockholders. As soon as practicable after the Cessation Date, the Fund will distribute to preferred stockholders the liquidation preference ($25,000 per share, plus any accrued, unpaid dividends) (the “Liquidation Preference”). Such preferred stockholders shall be entitled to no further participation in any distribution or payment in connection with the liquidation and dissolution of the Fund. Until the Liquidation Preference has been paid in full to the holders of all outstanding shares of preferred stock of the Fund, no dividends or distributions may be made to common stockholders. (Plan, Section 7.)

Liquidation Distribution for Common Stockholders. As soon as practicable after the payment of, or reservation of sufficient funds for payment of, the Liabilities (including any possible liabilities associated with the litigation described above) and payment of the Liquidation Preference, the Fund will (A) pay to common stockholders, pro rata in accordance with their proportionate interests in the Fund, such dividend distributions as necessary to avoid any Fund-level income or excise tax liability for federal income tax purposes; and (B) distribute to common stockholders, pro rata in accordance with their proportionate interests in the Fund, all of the remaining net assets of the Fund, in complete cancellation of the outstanding shares of common stock of the Fund ((A) and (B) are collectively referred to as the “Liquidation Distribution”). The Fund may pay the Liquidation Distribution in more than one installment, if appropriate, to ensure the orderly disposition of portfolio securities.

After the Liquidation Distribution, the Fund may make one or more subsequent distributions to common stockholders (e.g., cash or other assets retained to pay the Liabilities in excess of the amounts ultimately required) at the time and under the conditions established by the Board. (Plan, Section 8.)

Expenses of Liquidation and Dissolution. All of the expenses incurred by the Fund in carrying out the Plan will be borne by the Fund. (Plan, Section 9.)

Restriction of Transfer of Common Shares. The Plan provides that the proportionate interests of common stockholders in the assets of the Fund shall be fixed on the basis of their respective stockholdings at the close of business on the Cessation Date. On the Cessation Date, the books of the Fund shall be closed with respect to the Fund’s common stockholders. Thereafter, unless the books of the Fund are reopened because the Plan cannot be carried into effect under the laws of the State of Maryland or otherwise, the common stockholders’ respective interests in the Fund’s assets shall not be transferable by the negotiation of share certificates, and the Fund’s common shares will cease to be traded on NYSE Amex. (Plan, Section 3.)

Board Power to Amend the Plan. The Plan provides that the Board has the authority to authorize such non-material variations from, or non-material amendments of, the provisions of the Plan (other than the terms of the Liquidating Distributions) at any time without stockholder approval, if the Board determines that such action would be advisable and in the best interests of the Fund and its stockholders, as may be necessary or appropriate to effect the marshalling of Fund assets and the dissolution, complete liquidation and termination of existence of the Fund, and the distribution of its net assets to stockholders in accordance with the laws of the State of Maryland and the purposes to be accomplished by the Plan. In addition, the Board may abandon the Plan, with stockholder approval, prior to the filing of Articles of Dissolution with the State Department of Assessments and Taxation of Maryland if the Board determines that such abandonment would be advisable and in the best interests of the Fund and its stockholders. (Plan, Section 12.) However, it is the Board’s current intention to liquidate and dissolve the Fund as soon as practicable following the Effective Date.

Impact of the Plan on the Fund’s Status under the 1940 Act. Following the Cessation Date, the Fund will cease doing business as a registered investment company and will apply for de-registration under the 1940 Act. It is expected that the Securities and Exchange Commission (the “SEC”) will issue an order approving the de-registration of the Fund if the Fund is no longer doing business as an investment company. Accordingly, the Plan provides for the eventual cessation of the Fund’s activities as an investment company and its de-registration under the 1940 Act, and a vote in favor of the Plan will constitute a vote in favor of such a course of action. (Plan, Sections 10 and 13.)

Procedure for Dissolution under Maryland Law. After the Cessation Date, Articles of Dissolution with respect to the Fund stating that the dissolution has been authorized will, in due course, be executed, acknowledged and filed with the Maryland State Department of Assessments and Taxation, and will become effective in accordance with such law. (Plan, Section 14.)

Distribution to Common Stockholders

As described above, after the Fund discharges and/or makes reasonable provisions for the payment of the Liabilities and pays the Liquidation Preference to preferred stockholders, the Fund’s common stockholders will receive their proportionate interest in the net distributable assets of the Fund. The Fund’s net assets applicable to common stockholders (i.e., after payment of the Liquidation Preference to preferred stockholders), at value, on September 30, 2009 were $39,819,731. At such date, the Fund had 37,904,857 common shares outstanding. Accordingly, on September 30, 2009, the net asset value per common share of the Fund was $1.05. The Fund’s net asset value may be different at the time of the Liquidation Distribution due to factors such as the volatility of prices of real estate securities and any difference between the price used for an asset to calculate the Fund’s net asset value and the price at which the Fund can actually sell that asset. In addition, the Fund’s net asset value could be adversely affected prior to such time due to factors such as: (i) dividends paid on preferred stock; (ii) transaction costs and expenses of liquidating the Fund’s securities and dissolving the Fund; and (iii) adverse effects on the sale price of particular securities currently held by the Fund due to sale by the Fund of a large percentage of the outstanding shares, or a large percentage of the trading volume, of such securities.

Tax Consequences of the Plan

The following is only a general summary of the U.S. federal income tax consequences of the Plan with respect to the Fund. Stockholders should consult with their own tax advisors for advice regarding the application of current U.S. federal tax law to their particular situation and with respect to potential state, local or other tax consequences of the Plan.

The liquidating distributions (excluding any dividend distributions, which will be taxed as described below) received by a stockholder will be treated for U.S. federal income tax purposes as full payment for the stockholder’s shares. Thus, stockholders who are subject to U.S. federal income tax will be treated as recognizing a gain or loss based on the difference in value between the liquidation proceeds (excluding any dividend distributions) received and their tax basis in their Fund shares. Such gain or loss would be long-term or short-term, depending on how long the stockholders had held their shares.

The Fund may declare and designate a dividend or dividends, to the extent of the Fund’s net investment income and net realized capital gains that have not previously been distributed with respect to the Fund’s most recently completed taxable year and the final taxable period, to be paid as part of the Liquidation Distribution. For federal income tax purposes, distributions of investment income are generally taxable as ordinary income. Taxes on distributions of capital gains are determined by how long the Fund owned the investments that generated them, rather than how long a stockholder has owned his or her shares. In general, a Fund will recognize long-term capital gain or loss on investments it has owned (or is deemed to have owned) for more than one year, and short-term capital gain or loss on investments it has owned (or is deemed to have owned) for one year or less. Distributions of net capital gains (that is, the excess of net long-term capital gain over net short-term capital loss) that are properly designated by the Fund as capital gain dividends will be taxable as long-term capital gains. Distributions of net short-term capital gain (as reduced by any net long-term capital loss for the taxable year) will be taxable to stockholders as ordinary income. Distributions from capital gains are generally made after applying any available capital loss carryforwards.

Capital losses in excess of capital gains (“net capital losses”) are not permitted to be deducted against the Fund’s net investment income, but as a general rule the Fund may carry net capital losses forward for eight years and use them to offset capital gains realized during such period. Any net capital losses remaining at the conclusion of the eighth taxable year succeeding the taxable year in which such net capital losses arose will expire unused. All net capital losses carried forward are treated as short-term capital losses, and will offset any short-term capital gains before offsetting any long-term capital gains. The Fund’s ability to use net capital losses to offset gains may be limited as a result of certain acquisitive reorganizations and shifts in ownership of the Fund by a stockholder owning or treated as owning 5% or more of the stock of the Fund.

As of September 30, 2009, the Fund had $476,971,329 in net capital loss carryforwards and realized and unrealized gross capital losses (collectively, “Fund Losses”) that could be used to offset current or future capital gains, if any. (Such capital loss carryforwards expire at various dates through 2017.) The Fund had $7,958,650 ofunrealized gross capital gains as of the same date. If the Plan is approved and all or a portion of such capital gains or any additional capital gains are realized with respect to the Fund, the Fund would be able to use a portion of its Fund Losses to offset such gains. Any remaining Fund Losses that are not used to offset capital gains realized in the course of sales converting Fund securities to cash will be lost, and the benefit of such Fund Losses will not pass through to stockholders. However, if the Plan is not approved and the Fund continues its existence, it is highly uncertain whether sufficient capital gains could be generated in the future to use the entire amount of the Fund Losses before they expire. In addition, most longer-term stockholders of the Fund may well realize significant capital losses as a result of the liquidation and dissolution of the Fund, which could be used to offset capital gains (either in the current tax year or in the future).

The Fund is generally required to withhold and remit to the U.S. Treasury a percentage of the taxable liquidation proceeds paid to any stockholder who fails to provide the Fund with a correct taxpayer identification number, who has underreported dividend or interest income, or who fails to certify to the Fund that he, she or it is not subject to backup withholding.

Shares Entitled to Vote and Other Information

Holders of record of shares of the Fund at the close of business on October 16, 2009 (the “Record Date”) will be entitled to one vote per share on each matter as to which they are entitled to vote at the Meeting and any postponement(s) or adjournment(s) thereof.

On the Record Date, the following number of shares were issued and outstanding for each class and series of the Fund:

Shares	Issued and Outstanding
Common Stock	[ ]
Series A Preferred Stock	[ ]
Series B Preferred Stock	[ ]
Series C Preferred Stock	[ ]
Series D Preferred Stock	[ ]
Series E Preferred Stock	[ ]

The presence at any stockholders’ meeting, in person or by proxy, of stockholders of the Fund entitled to cast a majority of all the votes entitled to be cast at the meeting shall be necessary and sufficient to constitute a quorum for the transaction of business. If a proposal is to be voted on by only one class of the Fund’s shares, a quorum of that class of shares must be present at the Meeting in order for the proposal to be considered. A quorum of a class of the Fund’s shares is constituted by the presence at any stockholders’ meeting, in person or by proxy, of stockholders entitled to cast a majority of the votes entitled to be cast by such class. For purposes of determining the presence of a quorum for transacting business at the Meeting, abstentions and broker “non-votes,” if any, will be treated as shares that are present but that have not been voted. Broker non-votes are proxies received by the Fund from brokers or nominees when the broker or nominee has neither received instructions from the beneficial owner or other persons entitled to vote nor has discretionary power to vote on a particular matter. Accordingly, stockholders are urged to forward their voting instructions promptly.

At the Meeting, common stockholders of the Fund will have equal voting rights (i.e., one vote per share) with the Fund’s preferred stockholders as to matters on which they are entitled to vote. The preferred stockholders of the Fund will vote together with common stockholders of the Fund as a single class on Items 2 and 3. Only the preferred stockholders of the Fund, voting as a separate class, will vote on Item 1. If any other matters properly come before the Meeting, a determination will be made with regard to those classes of stock entitled to vote thereon.

The Fund provides periodic reports to all stockholders which highlight relevant information, including investment results and a review of portfolio changes. You may request an additional copy of the annual report for the Fund for the fiscal year ended December 31, 2008 and the semi-annual report for the Fund for the six-month period ended June 30, 2009 without charge, by calling 800-349-4281, writing to the Fund at 345 Park Avenue, New York, New York 10154, or visiting the Fund’s website at www.dws-investments.com.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 and Section 30(h) of the 1940 Act, as applied to the Fund, require the Fund’s officers and directors, investment manager, investment advisor, affiliates of the Fund’s investment manager and investment advisor, and persons who beneficially own more than ten percent of a registered class of the Fund’s outstanding securities (“Reporting Persons”), to file reports of ownership of the Fund’s securities and changes in such ownership with the SEC. Such persons are required by SEC regulations to furnish the Fund with copies of all such filings.

Based on a review of reports filed and written representations by the Reporting Persons that no year-end reports were required for such persons, all filings required for the fiscal year ended December 31, 2008 were timely.

[As of the Record Date, four Directors of the Fund, Mr. Becton, Ms. Driscoll, Mr. Froewiss and Dr. Herring, owned, respectively, [ ], [ ], [ ] and [ ] shares of common stock of the Fund], in each case representing less than 1% of the outstanding shares of the Fund’s common stock. No other Directors nor the Fund’s principal executive officer or principal financial officer owned shares of the Fund. In total, the Directors and officers of the Fund owned, as a group, less than 1% of the outstanding shares of the Fund.

To the knowledge of the Fund, as of the Record Date, no stockholder or “group,” as that term is defined in Section 13(d) of the Securities Exchange Act of 1934, owned beneficially more than 5% of any class of the Fund’s outstanding shares.

Board Meetings — Committees of the Board of Directors

The Board of Directors of the Fund met seven (7) times during the fiscal year ended December 31, 2008. Each Director attended at least 75% of all meetings of the Board of Directors and of all meetings of committees of the Board on which he or she served as a regular member. While the Fund does not have a policy with regard to the Directors’ attendance at annual stockholder meetings , typically at least one Director attends each year. One of the Independent Directors attended the Fund’s 2008 annual meeting. The Board of Directors has an Audit Committee, Nominating and Governance Committee, Contract Committee, Equity Oversight Committee, Marketing and Shareholder Services Committee and Operations Committee (which includes a Valuation Sub-Committee). The Board also has a Fixed Income and Quant Oversight Committee which has no responsibility with respect to the Fund. While the Board does not have a compensation committee, the Nominating and Governance Committee reviews compensation matters. The responsibilities of each committee are described below.

Audit Committee: The Audit Committee, which consists entirely of Independent Board Members, assists the Board in fulfilling its responsibility for oversight of (1) the integrity of the financial statements, (2) the Fund’s accounting and financial reporting policies and procedures, (3) the Fund’s compliance with legal and regulatory requirements related to accounting and financial reporting and (4) the qualifications, independence and performance of the independent registered public accounting firm for the Fund. It also approves and recommends to the Board the appointment, retention or termination of the independent registered public accounting firm for the Fund, reviews the scope of audit and internal controls, considers and reports to the Board on matters relating to the Fund’s accounting and financial reporting practices, and performs such other tasks as the full Board deems necessary or appropriate. The Audit Committee receives annual representations from the independent registered public accounting firm as to its independence. The members of the Audit Committee are William McClayton (Chair), Kenneth C. Froewiss (Vice Chair), John W. Ballantine, Henry P. Becton, Jr., Keith R. Fox and William N. Searcy, Jr. During the fiscal year ended December 31, 2008, the Audit Committee of the Fund’s Board held five (5) meetings. A copy of the Fund’s Audit Committee Charter is available at https://www.dws-investments.com/EN/docs/products/Audit_Committee_Charter.pdf.

The Board selected PricewaterhouseCoopers LLP (“PwC”) to act as independent registered public accounting firm for the Fund’s current fiscal year. The Fund’s financial statements for the fiscal years ended December 31, 2007 and December 31, 2008 were audited by PwC. The following table sets forth the aggregate fees billed for professional services rendered by PwC to the Fund during the two most recent fiscal years:

Fiscal Year Ended	Audit Fees	Tax Fees	Audit — Related Fees	All Other Fees
December 31, 2007	$ 61,800	$ 0	$ 0	$ 10,000
December 31, 2008	$ 63,800	$ 0	$ 0	$ 10,000

The fees disclosed under the “Audit-Related Fees” were billed for services in connection with an assessment of internal controls and additional related procedures. “All Other Fees” represents fees for products and services other than “Audit Fees” and “Audit-Related Fees,” including services related to the Fund’s preferred stock.

The following table shows the aggregate amount of fees that PwC billed during the Fund’s last two fiscal years for non-audit services rendered to the Fund, DIMA and any entity controlling, controlled by or under common control with DIMA that provides ongoing services to the Fund (the “Affiliated Service Providers”).

Fiscal Year Ended December 31	Total Non-Audit Fees Billed to Fund (A)	Total Non-Audit Fees Billed to Investment Manager and Affiliated Fund Service Providers (engagements related directly to the operations and financial reporting of the Fund) (B)	Total Non-Audit Fees Billed to Investment Manager and Affiliated Fund Service Providers (all other engagements) (C)	Total of (A), (B) and (C)
2007	$ 10,000	$ 25,000	$ 600,000	$ 635,000
2008	$ 10,000	$ 19,000	$ 0	$ 29,000

The Audit Committee approved in advance all audit services and non-audit services that PwC provided to the Fund, and all non –audit services provided to the Investment Manager and any Affiliated Service Provider that related directly to the Fund’s operations and financial reporting.

In accordance with pre-approval procedures approved by the Audit Committee, generally the Audit Committee must pre-approve (i) all services to be performed for the Fund by the Fund’s independent registered public accounting firm and (ii) all non-audit services to be performed by the Fund’s independent registered public accounting firm for DIMA, or any entity controlling, controlled by or under common control with DIMA, with respect to operations and financial reporting of the Fund. The Chairperson or Vice Chairperson of the Fund’s Audit Committee may grant the pre-approval for the non-audit services described above for engagements of less than $100,000. All such delegated pre-approvals shall be presented to the Fund’s Audit Committee no later than the next Audit Committee meeting.

Pursuant to “Procedures for Engagement of Independent Auditors for Audit and Non-Audit Services,” approved by the Fund’s Board of Directors, pre-approval procedures for the engagement of the independent registered public accounting firm to provide any Fund services or any Fund-related services are as follows: (1) a written request addressed to the Audit Committee is prepared detailing the proposed engagement with an explanation as to why the work is proposed to be performed by the independent registered public accounting firm and (2) if time reasonably permits, the request is included in the meeting materials for the upcoming Audit Committee meeting where the Audit Committee will discuss the proposed engagement and approve or deny the request. Should the request require more immediate action, the written request will be e-mailed, faxed or otherwise delivered to the Audit Committee, followed by a telephone call to the Chair of the Audit Committee. The Chair of the Audit Committee may approve or deny the request on behalf of the Audit Committee, or, in the Chair’s discretion, determine to call a special meeting of the Audit Committee for the purpose of considering the proposal. Should the Chair be unavailable, any other member of the Audit Committee may serve as an alternate for the purpose of approving or denying the request.

The Audit Committee for the Fund requested and received information from PwC about any non-audit services that PwC rendered during the Fund’s last fiscal year to DIMA and any Affiliated Service Provider. The Audit Committee considered this in evaluating PwC’s independence. The Fund’s Audit Committee gave careful consideration to the non-audit related services provided by PwC to: (1) the Fund, (2) DIMA and (3) the Affiliated Service Providers. Based in part on certain representations and information provided by PwC, the Audit Committee determined that the provision of these services was compatible with maintaining PwC’s independence.

Representatives of PwC are not expected to be present at the Meeting.

Audit Committee Report for DWS RREEF Real Estate Fund II, Inc.

The Audit Committee of the Fund has provided the following report:

In connection with the audited financial statements as of and for the year ended December 31, 2008 included in the Fund’s Annual Report (the “Annual Report”), at a meeting held on February 23, 2009, the Audit Committee considered and discussed the audited financial statements with management and the independent registered public accounting firm, and discussed the audit of such financial statements with the independent registered public accounting firm. The Audit Committee also discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees), as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The independent registered public accounting firm provided to the Audit Committee the written disclosure and the letter required by Independent Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and the Audit Committee discussed with representatives of the independent registered public accounting firm their firm’s independence.

PwC has advised the Fund’s Audit Committee that PwC has identified two matters that it determined to be inconsistent with the SEC’s auditor independence rules. In the first instance, an employee of PwC had power of attorney over an account which included DWS funds. The employee did not perform any audit services for the DWS funds, but did work on a non-audit project for Deutsche Bank AG. In the second instance, an employee of PwC served as a nominee shareholder (effectively equivalent to a trustee) of various companies/trusts since 2001. Some of these companies held shares of Aberdeen Asset Management, Inc., a sub advisor to certain DWS funds, and of certain funds sponsored by subsidiaries of Deutsche Bank AG. The trustee relationship has ceased. PwC informed the Audit Committee that these matters could have constituted an investment in an affiliate of an audit client in violation of the SEC’s Rule 2-01(c)(1) of Regulation S-X. PwC advised the Audit Committee that PwC believes its independence had not been impaired as it related to the audits of the Fund. In reaching this conclusion, PwC noted that during the time of its audit, the engagement team was not aware of the investment and that PwC does not believe these situations affected PwC’s ability to act objectively and impartially and to issue a report on financial statements as the Fund’s independent auditor.

The members of the Audit Committee of the Board of Directors are not professionally engaged in the practice of auditing or accounting and are not employed by the Fund for accounting, financial management or internal control. Moreover, the Audit Committee relies on and makes no independent verification of the facts presented to it or representations made by management or the independent registered public accounting firm. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or internal controls and procedures, designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not provide assurance that the audit of the Fund’s financial statements has been carried out in accordance with generally accepted auditing standards or that the financial statements are presented in accordance with generally accepted accounting principles.

Based on its consideration of the audited financial statements and the discussions referred to above with management and the independent registered public accounting firm and subject to the limitation on the responsibilities and role of the Audit Committee set forth in the Audit Committee Charter and those discussed above, the Audit Committee of the Fund recommended to the Board of Directors of the Fund that the audited financial statements be included in the Fund’s Annual Report.

Submitted by the Audit Committee of the Fund’s Board of Directors. For the period covered by this report, the Audit Committee of the Fund was comprised of: John W. Ballantine, Henry P. Becton, Jr., Keith R. Fox, Kenneth C. Froewiss, William McClayton and William N. Searcy, Jr.

Nominating and Governance Committee: The Nominating and Governance Committee, which consists entirely of Independent Board Members, recommends individuals for membership on the Board, nominates officers, Board and committee chairs, vice chairs and committee members, and oversees the operations of the Board. The Nominating and Governance Committee has not established specific, minimum qualifications that must be met by an individual to be considered by the Nominating and Governance Committee for nomination as a Director. The Nominating and Governance Committee may take into account a wide variety of factors in considering Director candidates, including, but not limited to: (i) availability and commitment of a candidate to attend meetings and perform his or her responsibilities to the Board of Directors, (ii) relevant industry and related experience, (iii) educational background, (iv) financial expertise and (v) an assessment of the candidate’s ability, judgment and expertise. The Nominating and Governance Committee reviews recommendations by stockholders for candidates for Board positions on the same basis as candidates recommended by other sources. Stockholders may recommend candidates for Board positions by forwarding their correspondence by U.S. mail or courier service to Dawn-Marie Driscoll, P.O. Box 100176, Cape Coral, FL 33904. The members of the Nominating and Governance Committee are Henry P. Becton, Jr. (Chair), Rebecca W. Rimel (Vice Chair), Paul K. Freeman and William McClayton. During the fiscal year ended December 31, 2008, the Nominating and Governance Committee of the Fund’s Board held four (4) meetings. A copy of the Fund’s Nominating and Governance Committee Charter is available at https://www.dws-investments.com/EN/docs/products/Nominating_and_Goverance_Committee.pdf.

Contract Committee: The Contract Committee, which consists entirely of Independent Board Members, reviews at least annually, (a) the Fund’s financial arrangements with DIMA and its affiliates, and (b) the Fund’s expense ratios. The members of the Contract Committee are Robert H. Wadsworth (Chair), Keith R. Fox (Vice Chair), Henry P. Becton, Jr., Richard J. Herring, William McClayton and Jean Gleason Stromberg. During the fiscal year ended December 31, 2008, the Contract Committee of the Fund’s Board held seven (7) meetings.

Equity Oversight Committee: The Equity Oversight Committee reviews the investment operations of the Fund. The members of the Equity Oversight Committee are John W. Ballantine (Chair), William McClayton (Vice Chair), Henry P. Becton, Jr., Keith R. Fox, Richard J. Herring and Rebecca W. Rimel. During the fiscal year ended December 31, 2008, the Equity Oversight Committee of the Fund’s Board held five (5) meetings.

Marketing and Shareholder Services Committee: The Marketing and Shareholder Services Committee reviews the Fund’s marketing program, sales practices and literature, and shareholder services. The Marketing and Shareholder Services Committee also considers matters relating to fund mergers and liquidations and the organization of new funds. The members of the Marketing and Shareholder Services Committee are Richard J. Herring (Chair), Dawn-Marie Driscoll (Vice Chair), Rebecca W. Rimel, Jean Gleason Stromberg and Robert H. Wadsworth. During the fiscal year ended December 31, 2008, the Marketing and Shareholder Services Committee of the Fund’s Board held four (4) meetings.

The Operations Committee: The Operations Committee reviews the administrative operations, legal affairs and general compliance matters of the Fund. The Operations Committee reviews administrative matters related to the operations of the Fund, policies and procedures relating to portfolio transactions, custody arrangements, fidelity bond and insurance arrangements, valuation of Fund assets and securities and such other tasks as the full Board deems necessary or appropriate. The Operations Committee also oversees the valuation of the Fund’s securities and other assets and determines, as needed, the fair value of Fund securities or other assets under certain circumstances as described in the Fund’s valuation procedures. The Operations Committee has appointed a Valuation Sub-Committee, which may make determinations of fair value required when the Operations Committee is not in session. The members of the Operations Committee are Dawn-Marie Driscoll (Chair), John W. Ballantine (Vice Chair), Kenneth C. Froewiss, Rebecca W. Rimel and William N. Searcy, Jr. The members of the Valuation Sub-Committee are Kenneth C. Froewiss (Chair), John W. Ballantine, Dawn-Marie Driscoll (Alternate), Rebecca W. Rimel (Alternate) and William N. Searcy, Jr. (Alternate). During the fiscal year ended December 31, 2008, the Operations Committee of the Fund’s Board held four (4) meetings and the Valuation Sub-Committee held three (3) meetings.

Ad Hoc Committees: In addition to the standing committees described above, from time to time the Board may also form ad hoc committees to consider specific issues.

The Board of Directors of the Fund has adopted a process for stockholders to send communications to the Board of Directors. Stockholders may mail written communications to the attention of the Board of Directors, care of Dawn-Marie Driscoll, P.O. Box 100176, Cape Coral, Florida 33904.

Officers of the Fund

The following persons are officers of the Fund:

Name, Year of Birth, Position with the Fund and Length of Time Served(1)	Business Experience and Directorships During the Past 5 Years
Michael G. Clark(2) (1965) President, 2006-present

Managing Director(3), Deutsche Asset Management (2006-present); President of DWS family of funds; Director, ICI Mutual Insurance Company (since October 2007); formerly: Director of Fund Board Relations (2004-2006) and Director of Product Development (2000-2004), Merrill Lynch Investment Managers; Senior Vice President Operations, Merrill Lynch Asset Management (1999-2000)

John Millette(4) (1962) Vice President and Secretary, 1999-present	Director(3), Deutsche Asset Management
Paul H. Schubert(2) (1963) Chief Financial Officer, 2004-present Treasurer, 2005-present

Managing Director(3), Deutsche Asset Management (since July 2004); formerly: Executive Director, Head of Mutual Fund Services and Treasurer for UBS Family of Funds (1998-2004); Vice President and Director of Mutual Fund Finance at UBS Global Asset Management (1994-1998)

Caroline Pearson(4) (1962) Assistant Secretary, 1997-present	Managing Director(3), Deutsche Asset Management
Rita Rubin(5) (1970) Assistant Secretary, 2009-present

Vice President and Counsel, Deutsche Asset Management (since October 2007); formerly, Vice President, Morgan Stanley Investment Management (2004-2007); Attorney, Shearman & Sterling LLP (2004); Vice President and Associate General Counsel, UBS Global Asset Management (2001-2004)

Paul Antosca(4) (1957) Assistant Treasurer, 2007-present	Director(3), Deutsche Asset Management (since 2006); formerly: Vice President, The Manufacturers Life Insurance Company (U.S.A.) (1990-2006)
Jack Clark (4) (1967) Assistant Treasurer, 2007-present	Director(3), Deutsche Asset Management (since 2007); formerly: Vice President, State Street Corporation (2002-2007)
Diane Kenneally(4) (1966) Assistant Treasurer, 2007-present	Director(3), Deutsche Asset Management
Jason Vazquez(5) (1972) Anti-Money Laundering Compliance Officer, 2007-present

Vice President, Deutsche Asset Management (since 2006); formerly: AML Operations Manager for Bear Stearns (2004-2006); Supervising Compliance Principal and Operations Manager for AXA Financial (1999-2004)

Robert Kloby(5) (1962) Chief Compliance Officer, 2006-present

Managing Director(3), Deutsche Asset Management (2004-present); formerly: Chief Compliance Officer/Chief Risk Officer, Robeco USA (2000-2004); Vice President, The Prudential Insurance Company of America (1988-2000); E.F. Hutton and Company (1984-1988)

J. Christopher Jackson(5) (1951) Chief Legal Officer, 2006-present

Director(3), Deutsche Asset Management (2006-present); formerly: Director, Senior Vice President, General Counsel, and Assistant Secretary, Hansberger Global Investors, Inc. (1996-2006); Director, National Society of Compliance Professionals (2002-2005) (2006-2009)

(1)	The length of time served represents the year in which the officer was first elected in such capacity for one or more DWS funds.

(2)	Address: 345 Park Avenue, New York, New York 10154.

(3)	Executive title, not a board directorship.

(4)	Address: One Beacon Street, Boston, Massachusetts 02108.

(5)	Address: 280 Park Avenue, New York, New York 10017.

Compensation of Directors and Certain Officers

Each Independent Director receives compensation from the Fund for his or her services, which includes an annual retainer and an attendance fee for each meeting attended. No additional compensation is paid to any Independent Director for travel time to meetings, attendance at directors’ educational seminars or conferences, service on industry or association committees, participation as speakers at directors’ conferences or service on special fund industry director task forces or subcommittees. Independent Directors do not receive any employee benefits such as pension or retirement benefits or health insurance from the Fund or any fund in the DWS fund complex.

Board Members who are officers, directors, employees or stockholders of Deutsche Asset Management or its affiliates receive no direct compensation from the Fund, although they are compensated as employees of Deutsche Asset Management or its affiliates, and as a result may be deemed to participate in fees paid by the Fund. The following table shows compensation from the Fund and aggregate compensation from all of the funds in the DWS fund complex received by each Independent Director or Nominee during the fiscal year ended December 31, 2008. Mr. Schwarzer is an interested person of the Fund and received no compensation from the Fund or any fund in the DWS fund complex during the relevant periods.

Name of Board Member/Nominee	Aggregate Compensation from Fund	Total Compensation from Fund and DWS Fund Complex(1)

John W. Ballantine	$802	$237,500

Henry P. Becton, Jr.(2)	$407	$246,000

Dawn-Marie Driscoll(2)(3)	$481	$292,500

Keith R. Fox(2)	$387	$229,500

Paul K. Freeman	$276	$255,000

Kenneth C. Froewiss	$387	$226,750

Richard J. Herring(2)	$407	$240,000

William McClayton(4)	$833	$257,500

Rebecca W. Rimel(2)	$387	$233,500

William N. Searcy, Jr.	$407	$238,000

Jean Gleason Stromberg	$387	$225,500

Robert H. Wadsworth	$833	$273,500

(1)	The DWS fund complex was composed of 136 funds as of December 31, 2008.

(2)

Aggregate compensation includes amounts paid to the Board Members for special meetings of ad hoc committees of the Board in connection with the consolidation of the DWS fund boards and various funds, meetings for considering fund expense simplification initiatives, and meetings for consideration of issues specific to the Fund’s direct stockholders (i.e., those stockholders who did not purchase shares through financial intermediaries). Such amounts totaled $8,000 for Mr. Becton, $2,000 for Ms. Driscoll, $2,000 for Mr. Fox, $2,000 for Dr. Herring and $8,000 for Ms. Rimel. These meeting fees were borne by the funds.

(3)	Includes $70,000 in annual retainer fees received by Ms. Driscoll as Chairperson of certain DWS funds.

(4)	Includes $15,000 paid to Mr. McClayton for numerous special meetings of an ad hoc committee of the former Chicago Board in connection with board consolidation initiatives.

None of the Independent Directors or Nominees or their family members had any interest in DIMA, RREEF America L.L.C. (“RREEF”), or any person directly or indirectly controlling, controlled by, or under common control with DIMA or RREEF as of December 31, 2008, except for holdings described under “Information Concerning Nominees” and “Information Concerning Continuing Directors”

DIMA supervises the Fund’s investments, pays the compensation and certain expenses of its personnel who serve as Directors and officers of the Fund, and receives a management fee for its services. Allof the Fund’s officers are also officers, directors or employees of Deutsche Asset Management, although the Fund makes no direct payments to them.

The Adviser

DIMA, with headquarters at 345 Park Avenue, New York, NY 10154, is the investment adviser for the Fund and is part of DWS Investments. Under the oversight of the Board of the Fund, DIMA, or the Subadviser (as defined below), makes investment decisions, buys and sells securities for the Fund and conducts research that leads to these purchase and sale decisions. DIMA also provides administrative services to the Fund. DIMA provides a full range of global investment advisory services to institutional and retail clients.

Because the Fund would be unable to provide indemnification or advancement of expenses to the Fund’s Independent Directors in the event claims arise after its liquidation and dissolution, as has been the case for other DWS funds liquidated in recent years, DIMA has agreed to indemnify and hold harmless each Independent Director against liabilities and expenses arising by reason of the fact that the Independent Director was a director of the Fund. However, DIMA is not required to pay costs or expenses or to provide indemnification under the agreement to or for any Independent Director for any liability of the Independent Director to which such Independent Director would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of such Independent Director’s duties as a director of the Fund as determined in a final adjudication in such proceeding or action.

DWS Investments is part of Deutsche Bank’s Asset Management division (“DeAM”) and, within the U.S., represents the retail asset management activities of Deutsche Bank AG, DIMA, Deutsche Bank Trust Company Americas and DWS Trust Company. DeAM is a global asset management organization that offers a wide range of investing expertise and resources, including hundreds of portfolio managers and analysts and an office network that reaches the world’s major investment centers. This well-resourced global investment platform brings together a wide variety of experience and investment insight across industries, regions, asset classes and investing styles. DIMA is an indirect, wholly owned subsidiary of Deutsche Bank AG. Deutsche Bank AG is a major global banking institution that is engaged in a wide range of financial services, including investment management, mutual funds, retail, private and commercial banking, investment banking and insurance.

The Subadviser

RREEF America L.L.C. (the “Subadviser”), an indirect, wholly owned subsidiary of Deutsche Bank AG, is the subadviser for the Fund. The Subadviser, a registered investment advisor, is located at 875 N. Michigan Avenue, Chicago, Illinois 60611. DIMA pays a fee to the Subadviser for its services to the Fund.

The Subadviser has provided real estate investment management services to institutional investors since 1975 across a diversified portfolio of industrial properties, office buildings, residential apartments and shopping centers.

Other Matters

The Board of Directors does not know of any matters to be brought before the Meeting other than those mentioned in this Proxy Statement. The appointed proxies will vote in their discretion on any other business as may properly come before the Meeting or any postponement(s) or adjournment(s) thereof.

Miscellaneous

Proxies will be solicited by mail and may be solicited in person or by telephone by officers of the Fund or personnel of DIMA. The Fund has retained Georgeson Inc. (“Georgeson”), 199 Water Street, New York, New York 10038 to assist in the proxy solicitation and tabulation of votes. The cost of its services is estimated at $[ ], plus expenses. The costs and expenses connected with the solicitation of the proxies and with any further proxies which may be solicited by the Fund’s officers or Georgeson, in person or by telephone, will be borne by the Fund. The Fund will reimburse banks, brokers, and other persons holding the Fund’s shares registered in their names or in the names of their nominees, for their expenses incurred in sending proxy material to and obtaining proxies from the beneficial owners of such shares.

As the Meeting date approaches, certain stockholders may receive a telephone call from a representative of Georgeson. Authorization to permit Georgeson to execute proxies may be obtained by telephonic or electronically transmitted instructions from stockholders of the Fund. If proxies are obtained telephonically, they will be recorded in accordance with procedures that are consistent with applicable law and that the Fund believes are reasonably designed to ensure that both the identity of the stockholder casting the vote and the voting instructions of the stockholder are accurately determined.

If a stockholder wishes to participate in the Meeting, but does not wish to give a proxy by telephone or electronically, the stockholder may still submit the proxy card originally sent with this proxy statement or attend in person. Should stockholders require additional information regarding the proxy or a replacement proxy card, they may contact Georgeson toll-free at 1-800-905-7281. Any proxy given by a stockholder is revocable until voted at the Meeting.

The order of business, which may differ from the order specified in the Notice of Annual Meeting of Stockholders, and all other matters of procedure at the Meeting, shall be determined by the chairman of the Meeting.

Whether or not a quorum is present at the Meeting, under the Fund’s bylaws the chairman of the Meeting or the stockholders entitled to vote at the Meeting, present in person or represented by proxy, have the power to adjourn the Meeting or any adjournment thereof (in each case, with respect to one or more matters), from time to time, without notice other than announcement at the meeting being adjourned, to a date not more than 120 days after the Record Date. At such adjourned meeting at which a quorum is present any business which might have been transacted at the original Meeting may be transacted. Any adjournment with respect to one or more matters put to a stockholder vote will require the affirmative vote of a majority of the votes cast with respect to the matter or matters to be adjourned. On any adjournment(s) put to a stockholder vote, the persons named as proxies on the enclosed proxy card will exercise their best judgment to vote as they deem to be in the best interests of stockholders. Once duly called and convened, under the Fund’s bylaws, the stockholders present either in person or by proxy at the Meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

The costs of any additional solicitation by the Fund and of any adjourned session will be borne by the Fund.

One Proxy Statement may be delivered to two or more stockholders of the Fund who share an address, unless the Fund has received instructions to the contrary. To request a separate copy of the Proxy Statement, which will be delivered promptly upon written or oral request, or for instructions as to how to request a single copy if multiple copies are received, stockholders should call 800-349-4281 or write to the Fund at 345 Park Avenue, New York, New York 10154.

Stockholder Proposals

The Fund’s current bylaws provide that in order for a stockholder to nominate a candidate for election as a Director at an annual meeting of stockholders or propose business for consideration at such meeting, written notice containing the information required by the current bylaws generally must be delivered to the Secretary of the Fund, John Millette, c/o Deutsche Asset Management, Inc., One Beacon Street, Boston, Massachusetts, 02108. The Fund’s bylaws provide that, to be considered timely, such written notice must be delivered not less than 90 nor more than 120 days prior to the first anniversary of the mailing of the notice for the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not earlier than the 120th day prior to the date of such annual meeting and not later than the close of business on the 90th day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the tenth day following the day on which public announcement of such meeting is first made. Accordingly, if the Fund’s 2010 Annual Meeting is held within 30 days before or after December 7, 2010, a stockholder nomination or proposal intended to be considered at the 2010 Annual Meeting must be received by the Secretary of the Fund on or after [ ], 2010, and on or prior to [ ], 2010. However, under the rules of the SEC, if a stockholder wishes to submit a proposal for possible inclusion in the Fund’s 2010 proxy statement pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, the Fund must receive it on or before [ ], 2010. All nominations and proposals must be in writing and must conform to the requirements of the bylaws of the Fund.

By order of the Board of Directors,

(-s- John Millette)

John Millette,

Secretary

One Beacon Street

Boston, Massachusetts 02108

October [	], 2009

APPENDIX

INSTRUCTIONS FOR SIGNING PROXY CARD

The following general rules for signing proxy cards may be of assistance to you and avoid the time and expense involved in validating your vote if you fail to sign your proxy card properly.

1. Individual Accounts: Sign your name exactly as it appears in the registration on the proxy card.

2. Joint Accounts: Each party must sign, and the name or names of the party signing should conform exactly to the name shown in the registration on the proxy card.

3. All Other Accounts: The capacity of the individual signing the proxy card should be indicated unless it is reflected in the form of registration. For example:

Registration		Valid Signatures
Corporate Accounts
(1)	ABC Corp	ABC Corp.
(2)	ABC Corp	John Doe, Treasurer
(3)	ABC Corp
	c/o John Doe, Treasurer	John Doe
(4)	ABC Corp. Profit Sharing Plan	John Doe, Trustee
Trust Accounts
(1)	ABC Trust	Jane B. Doe, Trustee
(2)	Jane B. Doe, Trustee
	u/t/d 12/28/78	Jane B. Doe
Custodial or Estate Accounts
(1)	John B. Smith, Cust.
f/b/o John B. Smith, Jr.
	UGMA	John B. Smith
(2)	John B. Smith	John B. Smith, Jr., Executor

EXHIBIT A

NOMINEE/DIRECTOR SHARE OWNERSHIP

As of October 16, 2009, the Directors/Nominees and the officers of the Fund as a whole owned less than 1% of the outstanding shares of the Fund.

The following tables show the dollar range of equity securities beneficially owned and the number of shares beneficially owned by each Director or Nominee in the Fund as of [October 16], 2009.

Each Director or Nominee owns more than $100,000 of shares on an aggregate basis in all DWS funds overseen by the Director or Nominee as of October 16, 2009.

Director/Nominee	Dollar Range of Equity Securities Owned in the Fund	Aggregate Dollar Range of Equity Securities Owned in All DWS Funds
John W. Ballantine	$	Over $100,000
Henry P. Becton, Jr.	$	Over $100,000
Dawn-Marie Driscoll	$	Over $100,000
Keith R. Fox	$	Over $100,000
Paul K. Freeman	$	Over $100,000
Kenneth C. Froewiss	$	Over $100,000
Richard J. Herring	$	Over $100,000
William McClayton	$	Over $100,000
Rebecca W. Rimel	$	Over $100,000
Axel Schwarzer*	$	Over $100,000
William N. Searcy, Jr.	$	Over $100,000
Jean Gleason Stromberg	$	Over $100,000
Robert H. Wadsworth	$	Over $100,000

Director/Nominee	Number of Shares Beneficially Owned in the Fund
John W. Ballantine	[ ]
Henry P. Becton, Jr.	[ ]
Dawn-Marie Driscoll	[ ]
Keith R. Fox	[ ]
Paul K. Freeman	[ ]
Kenneth C. Froewiss	[ ]
Richard J. Herring	[ ]
William McClayton	[ ]
Rebecca W. Rimel	[ ]
Axel Schwarzer*	[ ]
William N. Searcy, Jr.	[ ]
Jean Gleason Stromberg	[ ]
Robert H. Wadsworth	[ ]

* Interested Director/Nominee

EXHIBIT B

DWS RREEF REAL ESTATE FUND II, INC.

PLAN OF LIQUIDATION AND DISSOLUTION

The following Plan of Liquidation and Dissolution (the “Plan”) of DWS RREEF Real Estate Fund II, Inc. (the “Fund”), a corporation organized and existing under the laws of the State of Maryland, which has operated as a closed-end, management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”), is intended to accomplish the complete liquidation and dissolution of the Fund in conformity with the provisions of the Fund’s charter.

WHEREAS, the Fund’s Board of Directors (the “Board”), at a special meeting of the Board held on March 11, 2009 has deemed that, in its judgment, it is advisable to liquidate and dissolve the Fund, has adopted this Plan as the method of liquidating and dissolving the Fund and has directed that this Plan be submitted to stockholders of the Fund for approval;

NOW, THEREFORE, the liquidation and dissolution of the Fund shall be carried out in the manner hereinafter set forth:

1. Effective Date of Plan. The Plan shall be and become effective upon the approval of the Plan by the affirmative vote of the holders of the requisite number of the outstanding shares of capital stock of the Fund at a meeting of stockholders called for the purpose of voting upon the Plan (the “Effective Date”).

2. Cessation of Business. After the Effective Date, the Board will determine a “Cessation Date” after which the Fund will cease its business as an investment company and will not engage in any business activities except for the purpose of winding up its business affairs, preserving the value of its assets, discharging and/or making reasonable provisions for the payment of the Fund’s liabilities, distributing its remaining assets to common and preferred stockholders, and doing all other acts required to liquidate and wind up its business and affairs. In no event may the Cessation Date occur later than December 31, 2010.

3. Restriction of Transfer of Common Shares. The proportionate interests of common stockholders in the assets of the Fund shall be fixed on the basis of their respective stockholdings at the close of business on the Cessation Date. On the Cessation Date, the books of the Fund shall be closed with respect to the Fund’s common stockholders. Thereafter, unless the books of the Fund are reopened because the Plan cannot be carried into effect under the laws of the State of Maryland or otherwise, the common stockholders’ respective interests in the Fund’s assets shall not be transferable by the negotiation of share certificates, and the Fund’s common shares will cease to be traded on NYSE Amex.

4. Notice of Liquidation. As soon as practicable after the Cessation Date, the Fund shall mail notice to the appropriate parties that this Plan has been approved by the Board and the stockholders and that the Fund will be liquidating its assets.

5. Liquidation of Assets. After the Effective Date, the Fund may, but is not required to, commence the sale of portfolio securities and the investment of the proceeds of such sale in investment grade short-term debt securities denominated in U.S. dollars, U.S. cash or U.S. cash equivalents. As soon as is reasonable and practicable after the Cessation Date, all portfolio securities of the Fund not already converted to U.S. cash or U.S. cash equivalents shall be converted to U.S. cash or U.S. cash equivalents.

6. Payment of Debts. Prior to any payments to stockholders pursuant to Section 7 or Section 8, the Fund may retain, set aside in a reserve fund or otherwise provide for an amount necessary to discharge any unpaid liabilities on the Fund’s books and to discharge such contingent or unascertained liabilities as the Board shall reasonably deem to exist against the assets of the Fund (collectively, the “Liabilities”).

7. Liquidation Preference for Preferred Shares. As soon as practicable after the payment of, or reservation of sufficient funds for payment of, the Liabilities, the Fund will distribute to the holders of its preferred shares a liquidating distribution in the amount of $25,000 per share, plus an amount equal to all unpaid dividends accrued to and including the date fixed for such distribution (whether or not declared by the Board, but excluding interest thereon) (the “Liquidation Preference”). Such preferred stockholders shall be entitled to no further participation in any distribution or payment in connection with the liquidation or dissolution of the Fund.

If the assets of the Fund available for distribution among holders of all outstanding shares of preferred stock shall be insufficient to permit the payment in full to such holders of the amounts to which they are entitled, then such available assets shall be distributed among the holders of all outstanding shares of preferred stock ratably in any such distribution of assets according to the respective amounts which would be payable on all such shares if all amounts thereon were paid in full. Unless and until such payment in full has been made to the holders of all outstanding shares of preferred stock, no dividends or distributions will be made to holders of common shares of the Fund. It is intended that any and all amounts of a Liquidation Preference comprising a dividend shall be characterized in a manner consistent with Revenue Ruling 89-81, 1989-1 C.B. 226.

8. Liquidating Distribution for Common Shares. As soon as practicable after the payment of, or reservation of sufficient funds for payment of, the Liabilities and payment of the Liquidation Preference, the Fund will, to the extent not prohibited by the Fund’s governing documents and applicable law, (A) pay a dividend to common stockholders, pro rata in accordance with their proportionate interests in the Fund, equal to the sum of (i) the amount, if any, required to avoid the imposition of tax under section 852 of the Internal Revenue Code of 1986, as amended (the “Code”), on investment company taxable income (computed without regard to any deduction for dividends paid), any net tax-exempt interest income, and net capital gain for each of the Fund’s (a) most recently completed taxable year, provided such dividend is timely declared, and (b) the taxable period ending on the date as of which the Fund determines it will have distributed substantially all of the assets and (ii) the additional amount, if any, required to avoid the imposition of tax under section 4982 of the Code on ordinary income and capital gain net income and (B) distribute to common stockholders, pro rata in accordance with their proportionate interests in the Fund, all of the remaining net assets of the Fund, in complete cancellation and redemption of the outstanding shares of common stock of the Fund ((A) and (B) are collectively referred to herein as the “Liquidation Distribution”). The Fund may pay the Liquidation Distribution in more than one installment if appropriate to ensure the orderly disposition of portfolio securities. After the Liquidation Distribution, the Fund may make one or more subsequent distributions to common stockholders (e.g., cash or other assets retained to pay Liabilities in excess of the amounts ultimately required) at the time and under the conditions established by the Board.

The dividend described in clause (A) above shall be paid pursuant to a separate resolution by the Board authorizing such dividend. The Board may determine the record date and payment date for such dividend. It is intended that any and all amounts of a Liquidation Distribution to common stockholders comprising such a dividend shall be characterized in a manner consistent with Revenue Ruling 89-81, 1989-1 C.B. 226.

All common stockholders will receive information concerning the sources of the Liquidation Distribution.

9. Expenses of the Liquidation and Dissolution. The Fund shall bear all of the expenses incurred by it in carrying out this Plan, including, but not limited to, all printing, mailing, legal, accounting, custodian and transfer agency fees, and the expenses of any reports to or meeting of stockholders whether or not the liquidation contemplated by this Plan is effected.

10. Power of Board. The Board and, subject to the direction of the Board, the Fund’s officers shall have authority to do or authorize any or all acts and things as provided for in the Plan and any and all such further acts and things as they may consider necessary or desirable to carry out the purposes of the Plan, including, without limitation, the execution and filing of all certificates, documents, information returns, tax returns, forms, and other papers which may be necessary or appropriate to implement the Plan or which may be required by the provisions of the 1940 Act, MGCL, any exchange on which the Fund’s shares are traded or any other applicable laws. The death, resignation or other disability of any director or any officer of the Fund shall not impair the authority of the surviving or remaining directors or officers to exercise any of the powers provided for in the Plan.

11. Additional Tax Matters. This Plan is intended to, and shall, constitute a plan of liquidation constituting the complete liquidation of the Fund, as described in Section 331 of the Code.

Within thirty (30) days after the date of the adoption of this Plan by the Fund’s stockholders, the officers of the Fund shall file a return on Form 966 with the Internal Revenue Service, as required by Section 6043(a) of the Code, for and on behalf of the Fund.

12. Amendment or Abandonment of Plan. The Board shall have the authority to authorize such non-material variations from or non-material amendments of the provisions of the Plan (other than the terms of the liquidating distributions) at any time without stockholder approval, if the Board determines that such action would be advisable and in the best interests of the Fund and its stockholders, as may be necessary or appropriate to effect the marshalling of Fund assets and the dissolution, complete liquidation and termination of existence of the Fund, and the distribution of its net assets to stockholders in accordance with the laws of the State of Maryland and the purposes to be accomplished by the Plan. In addition, the Board may abandon this Plan, with stockholder approval, prior to the filing of the Articles of Dissolution if it determines that abandonment would be advisable and in the best interests of the Fund and its stockholders.

13. De-registration under the 1940 Act. Following the Cessation Date, the Fund shall prepare and file a Form N-8F with the Securities and Exchange Commission in order to de-register the Fund under the 1940 Act. The Fund shall also file, if required, a final

Form N-SAR (a semi-annual report) with the SEC and perform any other action as shall be required by applicable law with respect to de-registration.

14. Articles of Dissolution. Consistent with the provisions of the Plan, the Fund shall be dissolved in accordance with the laws of the State of Maryland and the Fund’s Articles of Incorporation. As soon as the Board deems appropriate and pursuant the MGCL, the Fund shall prepare and file Articles of Dissolution with and for acceptance by the Maryland State Department of Assessments and Taxation.

15. Power of the Directors. Implementation of this Plan shall be under the direction of the Board, who shall have full authority to carry out the provisions of this Plan or such other actions as they deem appropriate without further stockholder action.

YOUR VOTE IS IMPORTANT Please complete, date, sign and mail your proxy card in the envelope provided as soon as possible.

TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE

DWS RREEF REAL ESTATE FUND II, INC.

PREFERRED

ANNUAL MEETING OF STOCKHOLDERS

New York Marriott East Side, 525 Lexington Avenue, New York, NY 10017

11:00 a.m., Eastern time, on December 7, 2009

PROXY

The undersigned hereby appoint(s) J. Christopher Jackson, John Millette and Rita Rubin, and each of them, with full power of substitution, as proxy or proxies of the undersigned to vote all shares of the Fund that the undersigned is entitled in any capacity to vote at the above-stated Annual Meeting of Stockholders, and at any and all adjournment(s) or postponement(s) thereof (the “Meeting”). This proxy revokes all prior proxies given by the undersigned.

Important Notice Regarding Availability for Proxy Materials for the Stockholder Meeting to Be Held on December 7, 2009. The proxy statement is available at www.envisionreports.com/rreef.

All properly executed proxies will be voted as directed. If no instructions are indicated on a properly executed proxy, the proxy will be voted FOR approval of Proposals 1, 2 and 3. Receipt of the Notice of Annual Meeting of Stockholders and the related Proxy Statement is hereby acknowledged.

(CONTINUED, AND TO BE SIGNED, ON THE REVERSE SIDE.)

DETACH BELOW AND RETURN USING THE ENVELOPE PROVIDED ONLY IF YOU ARE VOTING BY MAIL

X	Please mark votes as in this example.

MANAGEMENT RECOMMENDS A VOTE IN FAVOR OF PROPOSALS 1, 2 AND 3.

ELECTION OF DIRECTORS:	FOR	WITHHOLD

1.

To consider and vote upon the election of Mr. Kenneth C. Froewiss as a Class III Director of the Fund, to hold office for a term of three years and until his successor has been duly elected and qualifies.

	|___|	|___|
2.

To consider and vote upon the election of Ms. Rebecca W. Rimel, Messrs. William McClayton and William N. Searcy, Jr. as Class III Directors of the Fund, each to hold office for a term of three years and until her or his respective successor has been duly elected and qualifies.

	|___|	|___|

If you wish to withhold authority to vote for any individual nominee(s), check the box marked WITHHOLD listed above, and write the name(s) of the nominee(s) that you wish to withhold authority to vote on the line above.

	|___|	|___|

LIQUIDATION		FOR	AGAINST	WITHHOLD
3.	To consider and vote upon the liquidation and dissolution of the Fund pursuant to a Plan of Liquidation and Dissolution.	|___|	|___|	|___|

Date _______________________________________, 2009

Signature

Signature (if held jointly)

Title or Authority

Note: Joint owners should EACH sign. Please sign EXACTLY as your name(s) appears on this proxy card. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please give your FULL title as such.

YOUR VOTE IS IMPORTANT Please complete, date, sign and mail your proxy card in the envelope provided as soon as possible.

TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE

DWS RREEF REAL ESTATE FUND II, INC.

PROXY

The undersigned hereby appoint(s) J. Christopher Jackson, John Millette and Rita Rubin, and each of them, with full power of substitution, as proxy or proxies of the undersigned to vote all shares of the Fund that the undersigned is entitled in any capacity to vote at the above-stated Annual Meeting of Stockholders, and at any and all adjournment(s) or postponement(s) thereof (the “Meeting”). This proxy revokes all prior proxies given by the undersigned.

Important Notice Regarding Availability for Proxy Materials for the Stockholder Meeting to Be Held on December 7, 2009. The proxy statement is available at www.envisionreports.com/rreef.

All properly executed proxies will be voted as directed. If no instructions are indicated on a properly executed proxy, the proxy will be voted FOR approval of Proposals 2 and 3. Receipt of the Notice of Annual Meeting of Stockholders and the related Proxy Statement is hereby acknowledged.

(CONTINUED, AND TO BE SIGNED, ON THE REVERSE SIDE.)

DWS RREEF REAL ESTATE FUND II, INC. OFFERS STOCKHOLDERS OF RECORD

THREE WAYS TO VOTE YOUR PROXY

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you had returned your proxy card. We encourage you to use these cost effective and convenient ways of voting, 24 hours a day, 7 days a week.

TELEPHONE VOTING	INTERNET VOTING	VOTING BY MAIL

This method of voting is available for residents of the U.S. and Canada. On a touch tone telephone, call TOLL FREE 1-866-283-1867, 24 hours a day, 7 days a week. Have this proxy card ready, then follow the prerecorded instructions. Your vote will be confirmed and cast as you have directed. Available 24 hours a day, 7 days a week until 11:59 p.m. Eastern Time on December 6, 2009.

Visit the Internet voting Web site at http://proxy.georgeson.com. Have this proxy card ready and follow the instructions on your screen. You will incur only your usual Internet charges. Available 24 hours a day, 7 days a week until 11:59 p.m. Eastern Time on December 6, 2009.

Simply sign and date your proxy card and return it in the postage-paid envelope to Georgeson Inc., Wall Street Station, P.O. Box 1100, New York, NY 10269-0646. If you are voting by telephone or the Internet, please do not mail your proxy card.

DETACH BELOW AND RETURN USING THE ENVELOPE PROVIDED ONLY IF YOU ARE VOTING BY MAIL

X	Please mark votes as in this example.

MANAGEMENT RECOMMENDS A VOTE IN FAVOR OF PROPOSALS 2 AND 3.

ELECTION OF DIRECTORS:		FOR	WITHHOLD

1.	Proposal 1 to be voted by Preferred Stockholders only.	|___|	|___|
2.

To consider and vote upon the election of Ms. Rebecca W. Rimel, Messrs. William McClayton and William N. Searcy, Jr. as Class III Directors of the Fund, each to hold office for a term of three years and until her or his respective successor has been duly elected and qualifies.

		|___|	|___|

If you wish to withhold authority to vote for any individual nominee(s), check the box marked WITHHOLD listed above, and write the name(s) of the nominee(s) that you wish to withhold authority to vote on the line above.

		|___|	|___|

LIQUIDATION

3.	To consider and vote upon the liquidation and dissolution of the Fund pursuant to a Plan of Liquidation and Dissolution.

Date _______________________________________, 2009

Signature

Signature (if held jointly)

Title or Authority

Note: Joint owners should EACH sign. Please sign EXACTLY as your name(s) appears on this proxy card. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please give your FULL title as such.